EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements of Tekelec on Form S-8 (Registration Nos. 333-48079, 333-82124, 333-60611, 333-05933, 333-28887, 333-37843, 333-71261, 333-86147, 333-39588, 333-97793, 333-105879, 333-109301) and on Form S-3 (Registration No. 333-108821) of our reports dated, January 30, 2004, relating to consolidated financial statements and consolidated financial statement schedule which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 15, 2004